UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 29, 2010

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2010 (November 30, 2010, Tokyo time), ON Semiconductor Corporation, a Delaware corporation (“ON Semiconductor”), Semiconductor Components Industries, LLC, a Delaware limited liability company and wholly owned subsidiary of ON Semiconductor (“SCI”), and SANYO Electric Co., Ltd., a Japanese corporation (“SANYO”) entered into an amendment (the “Amendment”) of the purchase agreement dated July 15, 2010 (the “Purchase Agreement”). The Amendment amends the Purchase Agreement to provide that the closing of the transaction will occur on the later of (i) January 1, 2011, or (ii) the first business day of the month immediately following the month in which the date that all of the conditions to closing have been satisfied (the “Closing Date”). In addition, among other changes, the Amendment amends the Purchase Agreement as follows:

Purchase Price

The Amendment provides that certain third-party indebtedness (including an approximate ¥8 billion ($96 million) loan) that was to be assumed by ON Semiconductor in connection with the transaction will be assumed or pre-paid by SANYO on or prior to the Closing Date. In connection with this reduction, in addition to certain other adjustments contemplated by the Purchase Agreement, the purchase price has been increased to approximately ¥42 billion ($502 million), subject to adjustment. ON Semiconductor is expected to pay approximately ¥11.6 billion ($139 million) in cash at the closing of the transaction, subject to adjustment, and, in lieu of issuing shares of ON Semiconductor common stock in the transaction, the Amendment provides that the remaining portion of the purchase price will be financed by a loan from SANYO to SCI pursuant to the terms of the Loan Agreement (defined below). In addition, as previously disclosed, cash in the amount of ¥4.3 billion ($51 million) that is to be paid by ON Semiconductor to SANYO at the closing of the transaction will be placed in escrow, pursuant to an escrow agreement to be entered into by and among ON Semiconductor, SANYO and an escrow agent, as partial security for the indemnification obligations of SANYO.

Loan Agreement

The Amendment provides that in lieu of issuing shares of ON Semiconductor common stock in the transaction, the parties will enter into an unsecured loan agreement (the “Loan Agreement”), pursuant to which SANYO will finance a portion of the purchase price that SCI has agreed to pay pursuant to the terms of the Purchase Agreement.

Pursuant to the terms of the Loan Agreement, SANYO will loan (the “Loan”) SCI an amount equal to the U.S. Dollar equivalent of the Loan Consideration (as defined in Section 1.3(c)(ii) of the Purchase Agreement), converted from Japanese Yen to U.S. Dollars at the spot rate (as such spot rate is determined pursuant to the terms of the Loan Agreement). Subject to the actual spot rate, and subject to certain other adjustments provided for in the Purchase Agreement, as amended, the parties’ preliminary estimate is that the principal Loan amount will be approximately $365 million.

The Loan Agreement provides for customary events of default, including, among others: (i) failure to pay principal or interest on the Loan when due and payable; (ii) failure to comply with any term or obligation under the Loan Agreement, with certain exceptions, after the expiration of a 45-day cure period; (iii) insolvency; and (iv) cross defaults on amounts in excess of $30 million. The Loan Agreement contains customary representations, warranties and covenants, and does not contain any financial or negative covenants.

The Loan has a seven year term and will bear interest at a rate of 3-month U.S. Dollar LIBOR plus 1.75% per annum. The Loan Agreement provides for quarterly interest payments plus quarterly level principal payments using an amortization rate of 2.5% per quarter, with the principal balance and any unpaid interest due at maturity. ON Semiconductor has agreed to jointly and severally guarantee the repayment of the Loan in accordance with the terms of the Loan Agreement. The Loan Agreement is to be entered into on the Closing Date.

The foregoing summary of the material terms of the Loan Agreement is qualified by reference to the full text of the Loan Agreement, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Letter Agreement

The Amendment also provides that the parties to the Purchase Agreement shall enter into a letter agreement (the “Letter Agreement”), providing for, among other things, certain operational support to be provided by SANYO in connection with the assets to be acquired by ON Semiconductor from SANYO in the transaction. The operational support is meant to reduce the Company Group Entities’ (as that term is defined in the Purchase Agreement) existing operational costs to market-based costs. In particular, SANYO will provide operational support to SCI and the Company Group Entities of up to ¥25 billion ($299 million) (the “Operational Support Amount”) that may be applied by SCI and the Company Group Entities, for a two-year period (the “Support Period”) commencing on the Closing Date, for payments otherwise due to SANYO (or its affiliated entities) related to, among other things, costs, expenses and other amounts associated with seconded employees, the services agreement, and various lease agreements. Any portion of the Operational Support Amount that remains unused by SCI or the Company Group Entities following the Support Period will be forfeited.

The Letter Agreement also provides for a performance-based adjustment whereby SCI has agreed to pay SANYO, in cash, the amount of excess gross margin, if any, produced by the Company Group Entities, in accordance with, and as calculated pursuant to the terms of the Letter Agreement, in each six month period ended July 1, 2011, December 31, 2011, June 29, 2012 and December 31, 2012.

All U.S. Dollar amounts disclosed in this Current Report on Form 8-K are for informational purposes only, and are based on the November 24, 2010 exchange rate (the “Exchange Rate”) of ¥83.6 Japanese Yen for each U.S. Dollar. The applicable U.S. Dollar amounts may fluctuate as the Exchange Rate fluctuates and will be fixed on the Closing Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Loan Agreement

* * *

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the proposed transaction between ON Semiconductor and SANYO, including the expected timing for the closing of the transaction; the terms and timing of the execution of the Loan Agreement and the Letter Agreement; the amount of the purchase price expected to be paid by SCI in the transaction, including the amount of cash as well as the preliminary estimate of the principal Loan amount; and the potential for any excess gross margin as it relates to the performance-based adjustment under the Letter Agreement. These forward-looking statements are based on information available to ON Semiconductor as of the date of this Current Report on Form 8-K. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON Semiconductor’s control, including but not limited to, the ability to integrate acquired businesses; the risk that the transaction will not close when anticipated, or at all, or that it will close subject to materially different terms than those reflected in the Purchase Agreement or the Amendment; effects of exchange rate fluctuations and changes in the economy and the businesses of each of ON Semiconductor and SANYO Semiconductor Co., Ltd. (“SANYO Semiconductor”) and the related impact on the transaction, terms of the transaction, and the anticipated effect of the transaction on the financial results of ON Semiconductor following completion of the transaction; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for ON Semiconductor’s or SANYO Semiconductor’s products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2010, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s SEC filings. These forward-looking statements should not be relied upon as representing ON Semiconductor’s views as of any subsequent date and it does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 30, 2010	ON SEMICONDUCTOR CORPORATION
(Registrant)

	By:	/S/ DONALD A. COLVIN
Donald A. Colvin
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Loan Agreement